UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 24, 2014

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2014, Universal Biosensors Pty Ltd (“UBS”) and Bowmayne Pty Ltd (“Lessor”) entered into a Deed of Extension and Variation of Lease (“Deed”) in relation to the extension and variation of the lease of its principal office at 1 Corporate Avenue, Rowville Victoria 3178 in Australia (“Premises”). UBS is the wholly owned subsidiary of Universal Biosensors, Inc.

Under a lease between UBS and the predecessor of Lessor dated October 16, 2006 (“Lease”), UBS had an option to lease the Premises for two further terms of five years, the first term of which commenced on April 1, 2014 and terminates on March 31, 2019. The parties have agreed on this further term and the grant of an option in respect of two further terms of five years each, which option expires on January 1, 2019. Pursuant to the Lease, as amended by the Deed, UBS will pay annual rental of A$530,000 (plus goods and services tax), increased annually on each anniversary of the commencement date by 3.5%. The rent for the first year of any subsequent term will be reviewed to market. The rent payable under the Lease is secured by a bank guarantee provided by UBS, which has an expiry date of July 1, 2019.

Other than the variations agreed under the Deed, the parties agreed that the Lease shall remain in full force and effect on all existing terms and conditions, subject to the customary covenants and agreements set out in the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: April 16, 2014	By:	/s/ Paul Wright
Paul Wright
Chief Executive Officer

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